Exhibit 99.1

Thursday, January 16, 2025 FOR IMMEDIATE RELEASE
WaFd Announces Quarterly Earnings Per Share Of $0.54
Q1 Highlights

$47 Million	$0.54	0.69%	6.42%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Average Common Equity

Net Interest Income and NIM	■$155 million net interest income for the quarter compared to $173 million in Q4 FY24. ■Net interest margin at 2.39% for the quarter compared to 2.62% for Q4 FY24.	Credit Quality	■Non-performing assets at 0.3% of total assets - similar to prior quarter. ■No provision booked for the quarter and NCOs were minimal.

Non-Interest Income and Expense	■Non-interest expense up due to $5.4 million in one-time restructuring charges, partially offset by lower FDIC insurance premiums due to a smaller balance sheet.	Shareholder Returns and Stock Activity	■On December 6, 2024, the Company paid a cash dividend of $0.26 per share, 167th consecutive quarterly dividend paid.

SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank" or the "Bank"), today announced quarterly earnings of $47,267,000 for the quarter ended December 31, 2024, a decrease of 23% from net earnings of $61,140,000 for the quarter ended September 30, 2024 and a decrease of 19% from net earnings of $58,453,000 for the quarter ended December 31, 2023. After the effect of dividends on preferred stock, net income available for common shareholders was $0.54 per diluted share for the quarter ended December 31, 2024, compared to $0.71 per diluted share for the quarter ended September 30, 2024, a $0.17 or 24% decrease, and $0.85 per diluted share for the quarter ended December 31, 2023, a $0.31 or 36% decrease in fully diluted earnings per common share. The current quarter results reflect one-time charges of $5,390,000 as a result of restructuring activities described below. After adjusting for these charges and other non-operating items, earnings per share for the quarter was $0.62 per diluted share. For a reconciliation, see the Non-GAAP Financial Measures section below.

In the first quarter of fiscal 2025 our results were impacted by greater than expected margin compression. On a linked quarter basis our margin contracted from 2.62% to 2.39%. Excluding a valuation adjustment to hedges obtained in the Luther Burbank acquisition, the Q1 margin would have been 2.45%. The Federal Reserve started reducing interest rates with a 50 basis point cut on September 18, 2024, followed by two 25 basis point cuts in October and December. With each cut, our variable rate assets (loans and investments) repriced quickly, while the repricing of our liabilities has lagged, causing margin compression. On a linked quarter basis, the yield on earning assets declined by 36 basis points, while the yield on paying liabilities decreased by only 14 basis points. We are pleased to report that credit quality remains strong with minimal net charge-offs and delinquencies of only 0.30%. Capital has grown nicely over the last three quarters, with tangible common equity to tangible assets increasing from 8.31% to 9.45% since our acquisition in March of last year.

Quarterly Earnings Release Q1 2025	1

WaFd Inc. Announces First Quarter Results

Today we are announcing a significant shift in focus for our business model. After over 100 years of making home loans, we are exiting the single-family mortgage lending market and have recorded a restructuring expense of $5.4 million this quarter. As a result, by the end of June 2025, we anticipate annual expense savings of approximately $17 million. Importantly, we will retain all existing home loans and HELOC’s on our books, ensuring no disruption for our current customers. We have come to this conclusion after thoughtful deliberation for two primary reasons. First, home loans are seen as a commodity with nearly 70% of originations sold to US government sponsored enterprises like Freddie Mac and Fannie Mae, which has caused profitability to decrease and credit risk to increase. Second, technology has made it easy for consumers to refinance (which is a good thing for homeowners), but it increases the interest rate risk for banks that hold mortgages. Our aim is to always offer products and services to our customers where WaFd Bank can add value, and we have concluded that we no longer do so in the mortgage sector. Exiting mortgage lending and right sizing other support areas will result in an 8% reduction in our workforce.
While not the primary factor, but certainly a contributing factor, the regulatory burden associated with mortgage lending also played a role in our decision. Recently we were notified that WaFd Bank has received an overall “Needs to Improve” rating regarding our Community Reinvestment Act (“CRA”) compliance because we did not make enough loans to low and moderate income ("LMI") borrowers and communities. For the individual components of the exam, we received a “High Satisfactory” rating in both the investment and service tests, and a “Needs to Improve” on the lending test. We are committed to serving all of our communities and have done so as a portfolio lender since 1917. Today, we compete against government-sponsored financing programs with less stringent underwriting than we are comfortable offering as a lender that retains all loans on our balance sheet. For example, there are multiple government programs that require no down payment, and our performance is being compared to lenders who offer these programs and originate to sell. We strongly disagree with this rating and plan to appeal this conclusion.
Through our involvement in the PPP program during the Pandemic, we have seen just how important small business is to us, and to the communities we serve, and how underserved many small businesses are when it comes to their banking needs. Technology is excellent and abundant; what small businesses need is a trusted advisor to help them navigate complex financial matters and exercise professional skepticism. We aim to fill that need. Going forward, in addition to serving consumers, WaFd will concentrate its focus, offerings and efforts on business banking and commercial real estate lending. We will also begin offering SBA lending products that will allow us to broaden our offerings for small businesses.
We have also re-aligned our management structure. On the executive team, Cathy Cooper will transition to the role of Chief Experience Officer, responsible for enhancing overall client experience through digital channels and in person processes. James Endrizzi will step aside from his current role and will assume leadership responsibility for Commercial Real Estate in both Utah and Nevada in a non-executive role. The Business Bank Division will be led by Michelle Coons, Dan LaCoste and Doron Joseph. The Commercial Real Estate Division will be led by Tony Barnard and Tom Pozarycki. All five of these leaders have been promoted to the role of Executive Director but are not deemed executive officers under SEC rules.
Here at WaFd, we strive to be a bank with heart. That does not mean we ignore issues or avoid difficult decisions. We firmly believe the actions being announced today will position us to better serve our clients and deliver solid returns to our shareholders for years to come."
Brent Beardall
President and CEO of WaFd Bank

The Company acquired Luther Burbank Corporation ("LBC") on February 29, 2024. As such, the Company's financial results are not directly comparable to the results of periods prior to that date. The following table provides the Company's financial scorecard for the last five quarters:

Quarterly Earnings Release Q1 2025	2

WaFd Inc. Announces First Quarter Results

	As of
(In thousands, except share and ratio data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
BALANCE SHEET
Cash	$1,507,735	$2,381,102	$2,492,504	$1,505,771	$1,144,774
Loans receivable, net	21,060,501	20,916,354	20,873,919	20,795,259	17,584,622
Allowance for credit losses ("ACL")	225,022	225,253	225,324	225,077	201,820
Loans held for sale	—	—	468,527	2,993,658	—
Available-for-sale securities, at fair value	2,743,731	2,572,709	2,428,768	2,438,114	2,018,445
Held-to-maturity securities, at amortized cost	537,348	436,972	447,638	457,882	415,079
Total investments	3,281,079	3,009,681	2,876,406	2,895,996	2,433,524
Total assets	27,684,454	28,060,330	28,580,800	30,140,288	22,640,122
Transaction deposits	11,853,859	11,817,185	11,929,005	12,338,862	10,658,064
Time deposits	9,584,918	9,556,785	9,255,760	9,000,911	5,380,723
Total deposits	21,438,777	21,373,970	21,184,765	21,339,773	16,038,787
Borrowings	2,914,627	3,318,307	4,079,360	5,489,501	3,875,000
Total shareholders' equity	3,021,636	3,000,300	2,958,339	2,921,906	2,452,004
Loans to customer deposits[2]	98.24%	97.86%	98.53%	97.45%	109.64%

PROFITABILITY
Net income	$47,267	$61,140	$64,560	$15,888	$58,453
Net income to common shareholders	43,611	57,484	60,904	12,232	54,797
Earnings per common share	0.54	0.71	0.75	0.17	0.85
Return on tangible common equity[1]	7.69%	10.24%	11.10%	2.47%	11.93%
Return on tangible assets[1]	0.70%	0.89%	0.88%	0.26%	1.06%
Net interest margin	2.39%	2.62%	2.56%	2.73%	2.91%
Efficiency ratio	65.04%	57.21%	56.61%	77.74%	58.02%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$33.45	$33.25	$32.76	$32.21	$33.49
Tangible common shareholders' equity per share[1]	27.93	27.73	27.18	26.64	28.65
Shareholders' equity to total assets	10.91%	10.69%	10.35%	9.69%	10.83%
Tangible shareholders' equity to tangible assets[1]	9.45%	9.24%	8.91%	8.31%	9.59%
Common shares outstanding	81,373,760	81,220,269	81,157,173	81,405,391	64,254,700
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY[2]
ACL to gross loans	1.00%	1.01%	1.00%	1.00%	1.04%
Non-accrual loans to net loans	0.34%	0.33%	0.29%	0.29%	0.26%
Delinquencies to net loans	0.30%	0.25%	0.22%	0.36%	0.33%
Non-performing assets to total assets	0.29%	0.28%	0.24%	0.23%	0.24%
Criticized loans to net loans	2.54%	2.41%	3.01%	2.59%	2.27%
Substandard loans to net loans	1.96%	2.04%	1.84%	1.48%	1.74%
(1)Metric is a non-GAAP Financial Measure. See page 10 for additional information on our use of non-GAAP Financial Measures.
(2)Metrics include only loans held for investment. Loans held for sale are not included.

Quarterly Earnings Release Q1 2025	3

WaFd Inc. Announces First Quarter Results

Balance Sheet Total assets were $27.7 billion as of December 31, 2024, compared to $28.1 billion at September 30, 2024, primarily due to cash used to reduce borrowings during the quarter. Net loans increased by $144 million, or 0.7%, and cash decreased $873 million, or 36.7%. Investment securities increased by $271 million, or 9.0%, during the quarter.
Customer deposits totaled $21.4 billion as of December 31, 2024, largely unchanged from September 30, 2024. Transaction accounts increased by $37 million or 0.3% during the quarter, while time deposits increased $28 million, also 0.3%. As of December 31, 2024, 55.3% of the Company’s deposits were transaction accounts, unchanged from September 30, 2024. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 78.3% of deposits at December 31, 2024. Deposits that are uninsured or not collateralized were 24.8% as of December 31, 2024, a slight increase from 24.0% as of September 30, 2024.
Borrowings totaled $2.9 billion as of December 31, 2024, down from $3.3 billion at September 30, 2024. The effective weighted average interest rate of borrowings was 3.62% as of December 31, 2024, compared to 3.93% at September 30, 2024.
Loan originations totaled $0.9 billion for the first fiscal quarter of 2025, compared to $0.9 billion of originations in the same quarter one year ago. Offsetting loan originations in each of these quarters were loan repayments of $1.0 billion and $1.2 billion, respectively. The Bank had intentionally slowed new loan production to temper net loan growth. Commercial loans represented 68% of all loan originations during the first fiscal quarter of 2025 and consumer loans accounted for the remaining 32%. Commercial loans are viewed by the Bank as preferable as they generally have floating interest rates and shorter durations. The period end interest yield on the loan portfolio was 5.44% as of December 31, 2024, a decrease from 5.62% as of September 30, 2024.
Credit Quality Credit quality continues to be monitored closely in light of the shifting economic and monetary environment. As of December 31, 2024, non-performing assets increased slightly to $79 million, or 0.3% of total assets, from $77 million, or 0.3%, at September 30, 2024. The change fiscal year to date is due primarily to non-accrual loans increasing by $2.9 million, or 4%, since September 30, 2024. Delinquent loans were slightly increased at 0.30% of total loans at December 31, 2024, compared to 0.25% at September 30, 2024. The allowance for credit losses (including the reserve for unfunded commitments) totaled $225 million as of December 31, 2024, and was 1.00% of gross loans outstanding, as compared to $225 million, or 1.01% of gross loans outstanding, as of September 30, 2024. Net charge-offs were $231,000 for the first fiscal quarter of 2025, compared to $70,000 for the prior quarter.
Profitability Net interest income was $155 million for the first fiscal quarter of 2025, a decrease of $17.4 million or 10% from the prior quarter. The decrease in net interest income was primarily due to a 36 basis point decrease in the rate earned on interest earning assets offset by a smaller 14 basis point decrease in the average rate paid on interest bearing liabilities. Interest income was also affected by a valuation adjustment to hedges obtained in the Luther Burbank acquisition resulting in a reduction of $3.9 million. Net interest margin was 2.39% in the first fiscal quarter of 2025 compared to 2.62% for the quarter ended September 30, 2024.
Total non-interest income was $15.7 million for the first fiscal quarter of 2025 compared to $15.9 million the prior quarter. The small decrease in other income compared to prior quarter was primarily due to slightly decreased commission income from the Bank's insurance subsidiary.
Total non-interest expense was $111.3 million in the first fiscal quarter of 2025, an increase of $3.4 million, or 3.1%, from the prior quarter. The overall increase is the result of the $5.4 million of restructuring costs incurred in the quarter offset by a decrease in FDIC premiums of $2.0 million in the same period. Increased expenses combined with decreased net interest income resulted in an increase in the Company’s efficiency ratio in the first fiscal quarter of 2025 to 65.0%, compared to 57.2% in the prior quarter.
The Company is also in the process of restarting its wholly owned technology subsidiary Pike Street Labs and will bring back in-house its custom online, mobile and digital account opening technology and teams from Archway Software. We anticipate this transition will aid us in becoming more efficient over time.
The Company did not record a provision for credit losses in the first fiscal quarter of 2025, consistent with the prior quarter. The lack of provision for loan losses in the quarter ended December 31, 2024 was primarily due to a stable loans receivable balance and stable credit performance.
Return on common shareholders' equity for the quarter ended December 31, 2024 was 6.42% compared to 8.53% for the quarter ended September 30, 2024. Adjusted for certain non-operating items relating to the merger and restructuring, return on equity for the quarter is 7.45% compared to adjusted return on equity of 8.18% the prior quarter. Return on

Quarterly Earnings Release Q1 2025	4

WaFd Inc. Announces First Quarter Results
assets for the quarter ended December 31, 2024 was 0.7% compared to 0.9% for the previous quarter. Adjusted for certain non-operating items relating to the merger and restructuring, return on assets for the quarter is 0.8% compared to adjusted return on equity of 0.8% the prior quarter. For a reconciliation of these adjusted ratios, see the Non-GAAP Financial Measures section below.
Income tax expense totaled $13.0 million the first fiscal quarter of 2025, as compared to $13.2 million for the prior year same quarter. The effective tax rate for the quarter ended December 31, 2024 was 21.55% compared to 24.21% for the quarter ended September 30, 2024. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 210 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.
# # #

Quarterly Earnings Release Q1 2025	5

	December 31, 2024	September 30, 2024
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$1,507,735	$2,381,102
Available-for-sale securities, at fair value	2,743,731	2,572,709
Held-to-maturity securities, at amortized cost	537,348	436,972
Loans receivable, net of allowance for loan losses of $204,522 and $203,753	21,060,501	20,916,354
Interest receivable	103,147	102,827
Premises and equipment, net	248,924	247,901
Real estate owned	3,316	4,567
FHLB stock	128,396	95,617
Bank owned life insurance	269,473	267,633
Intangible assets, including goodwill of $414,722 and $411,360	449,213	448,425
Deferred tax assets, net	111,830	119,248
Other assets	520,840	466,975
	$27,684,454	$28,060,330
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$11,853,859	$11,817,185
Time deposits	9,584,918	9,556,785
Total customer deposits	21,438,777	21,373,970
Borrowings	2,863,675	3,267,589
Junior subordinated debentures	50,952	50,718
Advance payments by borrowers for taxes and insurance	20,188	61,330
Accrued expenses and other liabilities	289,226	306,423
	24,662,818	25,060,030
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,247,734 and 154,007,429 shares issued; 81,373,760 and 81,220,269 shares outstanding	154,248	154,007
Additional paid-in capital	2,154,929	2,150,675
Accumulated other comprehensive income (loss), net of taxes	53,353	55,851
Treasury stock, at cost; 72,873,974 and 72,787,160 shares	(1,642,480)	(1,639,131)
Retained earnings	2,001,586	1,978,898
	3,021,636	3,000,300
	$27,684,454	$28,060,330

Yield and margin as of period end
Loans receivable[1]	5.44%	5.62%
Mortgage-backed securities	4.12	4.00
Combined cash, investments and FHLB stock	4.77	5.10
Interest-earning assets	5.26	5.44
Interest-bearing customer accounts	3.30	3.50
Borrowings[1]	3.62	3.93
Interest-bearing liabilities	3.34	3.56
Net interest spread	1.92	1.88
Net interest margin	2.45	2.44
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q1 2025	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2024	2023
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$286,597	$245,792
Mortgage-backed securities	18,337	11,266
Investment securities and cash equivalents	40,183	29,788
	345,117	286,846
INTEREST EXPENSE
Customer accounts	162,150	96,671
Borrowings and junior subordinated debentures	27,536	37,938
	189,686	134,609
Net interest income	155,431	152,237
Provision (release) for credit losses	—	—
Net interest income after provision (release)	155,431	152,237
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	20	81
Gain (loss) on termination of hedging derivatives	5	109
Loan fee income	1,345	844
Deposit fee income	7,046	6,802
Other income	7,286	6,331
Total non-interest income	15,702	14,167
NON-INTEREST EXPENSE
Compensation and benefits	59,927	49,841
Occupancy	10,788	9,371
FDIC insurance premiums	4,850	6,570
Product delivery	5,785	6,009
Information technology	14,192	12,866
Other expense	15,769	11,883
Total non-interest expense	111,311	96,540
Gain (loss) on real estate owned, net	429	1,826
Income before income taxes	60,251	71,690
Income tax provision	12,984	13,237
Net income	47,267	58,453
Dividends on preferred stock	3,656	3,656
Net income available to common shareholders	$43,611	$54,797

PER SHARE DATA
Basic earnings per common share	$0.54	$0.85
Diluted earnings per common share	0.54	0.85
Cash dividends per common share	0.26	0.25
Basic weighted average shares outstanding	81,294,227	64,297,499
Diluted weighted average shares outstanding	81,401,599	64,312,110
PERFORMANCE RATIOS
Return on average assets	0.69%	1.04%
Return on average common equity	6.42%	10.21%

Quarterly Earnings Release Q1 2025	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$286,597	$308,598	$337,118	$274,341	$245,792
Mortgage-backed securities	18,337	18,088	17,523	12,905	11,266
Investment securities and cash equivalents	40,183	47,411	37,300	31,580	29,788
	345,117	374,097	391,941	318,826	286,846
INTEREST EXPENSE
Customer accounts	162,150	165,240	154,359	116,164	96,671
Borrowings, senior debt and junior subordinated debentures	27,536	36,045	60,396	44,065	37,938
	189,686	201,285	214,755	160,229	134,609
Net interest income	155,431	172,812	177,186	158,597	152,237
Provision for credit losses	—	—	1,500	16,000	—
Net interest income after provision	155,431	172,812	175,686	142,597	152,237
NON-INTEREST INCOME
Gain on sale of investment securities	20	91	80	90	81
Gain on termination of hedging derivatives	5	72	54	6	109
Loan fee income	1,345	757	594	550	844
Deposit fee income	7,046	7,047	6,960	6,698	6,802
Other income	7,286	7,911	9,567	6,048	6,331
Total non-interest income	15,702	15,878	17,255	13,392	14,167
NON-INTEREST EXPENSE
Compensation and benefits	59,927	53,983	57,169	73,155	49,841
Occupancy	10,788	10,843	10,904	10,918	9,371
FDIC insurance premiums	4,850	6,800	7,600	7,900	6,570
Product delivery	5,785	6,306	6,090	5,581	6,009
Information technology	14,192	14,129	13,428	12,883	12,866
Other expense	15,769	15,880	14,888	23,275	11,883
Total non-interest expense	111,311	107,941	110,079	133,712	96,540
Gain (loss) on real estate owned, net	429	(83)	(124)	(1,315)	1,826
Income before income taxes	60,251	80,666	82,738	20,962	71,690
Income tax provision	12,984	19,526	18,178	5,074	13,237
Net income	47,267	61,140	64,560	15,888	58,453
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$43,611	$57,484	$60,904	$12,232	$54,797

Quarterly Earnings Release Q1 2025	8

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.54	$0.71	$0.75	$0.17	$0.85
Diluted earnings per common share	0.54	0.71	0.75	0.17	0.85
Cash dividends per common share	0.26	0.26	0.26	0.26	0.25
Basic weighted average shares outstanding	81,294,227	81,208,683	81,374,811	70,129,072	64,297,499
Diluted weighted average shares outstanding	81,401,599	81,353,644	81,393,708	70,164,558	64,312,110
PERFORMANCE RATIOS
Return on average assets	0.69%	0.87%	0.87%	0.26%	1.04%
Return on average common equity	6.42	8.53	9.20	2.09	10.21
Net interest margin	2.39	2.62	2.56	2.73	2.91
Efficiency ratio	65.04	57.21	56.61	77.74	58.02

Quarterly Earnings Release Q1 2025	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited - In thousands, except for ratio data)
Shareholders equity - GAAP	$3,021,636	$3,000,300	$2,958,339	$2,921,906	$2,452,004
Less intangible assets - GAAP	449,213	448,425	452,255	453,539	311,103
Tangible shareholders' equity	$2,572,423	$2,551,875	$2,506,084	$2,468,367	$2,140,901
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,272,423	$2,251,875	$2,206,084	$2,168,367	$1,840,901

Total assets - GAAP	$27,684,454	$28,060,330	$28,580,800	$30,140,288	$22,640,122
Less intangible assets - GAAP	449,213	448,425	452,255	453,539	311,103
Tangible assets	$27,235,241	$27,611,905	$28,128,545	$29,686,749	$22,329,019

Tangible Metrics
Common shares outstanding - GAAP	81,373,760	81,220,269	81,157,173	81,405,391	64,254,700
Tangible common equity per share	$27.93	$27.73	$27.18	$26.64	$28.65
Tangible equity to tangible assets	9.45%	9.24%	8.91%	8.31%	9.59%

Quarterly Earnings Release Q1 2025	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited - In thousands, except for ratio data)
Average shareholders equity - GAAP	$3,015,197	$2,996,093	$2,947,056	$2,638,483	$2,447,580
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	447,754	451,204	453,142	360,251	311,022
Average tangible common equity	$2,267,443	$2,244,889	$2,193,914	$1,978,232	$1,836,558

Average Assets - GAAP	$27,504,576	$28,000,482	$29,703,337	$24,907,376	$22,381,459
Less average intangible assets - GAAP	447,754	451,204	453,142	360,251	311,022
Average tangible assets	$27,056,822	$27,549,278	$29,250,195	$24,547,125	$22,070,437

Average Tangible Metrics
Net income - GAAP	47,267	61,140	64,560	15,888	58,453
Net income available to common shareholders - GAAP	43,611	57,484	60,904	12,232	54,797
Return on tangible common equity	7.69%	10.24%	11.10%	2.47%	11.93%
Return on tangible assets	0.70%	0.89%	0.88%	0.26%	1.06%

Quarterly Earnings Release Q1 2025	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited - In thousands, except for ratio data)
Interest income
LBC Hedge Valuation Adj	$3,933	$—	$—	$—	$—

Non-interest income adjustments
Distribution received on LBC equity method investment	$(279)	$(288)	$(299)	$(287)	$—
(Gain)Loss on WaFd Bank equity method investment	48	(896)	(748)	2,195	693
Total non-interest income adjustments	$(231)	$(1,184)	$(1,047)	$1,908	$693

Non-interest expense adjustments
Acquisition-related expenses	$239	$(1,602)	$2,285	$25,120	$516
Non-operating expenses:
Restructuring Charges	5,390	—	—	—	—
FDIC Special Assessment	—	(216)	—	1,800	500
Legal and Compliance Accruals	—	(182)	—	3,000	—
Charitable Donation	—	—	—	2,000	—
	5,390	(398)	—	6,800	500
Total non-interest expense adjustments	$5,629	$(2,000)	$2,285	$31,920	$1,016

Net Income - GAAP	$47,267	$61,140	$64,560	$15,888	$58,453
Preliminary ACL provision on LBC loans	—	—	—	16,000	—
Interest income adjustments	3,933	—	—	—	—
Non-interest income adjustments	(231)	(1,184)	(1,047)	1,908	693
Non-interest expense adjustments	5,629	(2,000)	2,285	31,920	1,016
REO adjustments	(429)	83	124	1,315	(1,826)
Income tax adjustment	(1,918)	751	(299)	(12,274)	22
Net Income - non-GAAP	$54,251	$58,790	$65,623	$54,757	$58,358

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders - non-GAAP	$50,595	$55,134	$61,967	$51,101	$54,702

Basic weighted average number of shares outstanding - GAAP	81,294,227	81,208,683	81,374,811	70,129,072	64,297,499
Diluted weighted average number of shares outstanding - GAAP	81,401,599	81,353,644	81,393,708	70,164,558	64,312,110

Basic EPS - non-GAAP	$0.62	$0.68	$0.76	$0.73	$0.84
Diluted EPS - non-GAAP	0.62	0.68	0.76	0.73	0.84

Quarterly Earnings Release Q1 2025	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	65.0%	57.2%	56.6%	77.7%	58.0%

Net interest income - GAAP	$155,431	$172,812	$177,186	$158,597	$152,237
Total interest income adjustments	3,933	—	—	—	—
Net interest income - non-GAAP	$159,364	$172,812	$177,186	$158,597	$152,237

Non-interest expense - GAAP	$111,311	$107,941	$110,079	$133,712	$96,540
Less merger related expenses	239	(1,602)	2,285	25,120	516
Less non-operating expenses	5,390	(398)	—	6,800	500
Non-interest Expenses - non-GAAP	$105,682	$109,941	$107,794	$101,792	$95,524

Non-interest income - GAAP	$15,702	$15,878	$17,255	$13,392	$14,167
Total other income adjustments	(231)	(1,184)	(1,047)	1,908	693
Non-interest income - non-GAAP	$15,471	$14,694	$16,208	$15,300	$14,860

Net Interest Income - non-GAAP	$159,364	$172,812	$177,186	$158,597	$152,237
Non-interest income - non-GAAP	15,471	14,694	16,208	15,300	14,860
Total Income - non-GAAP	$174,835	$187,506	$193,394	$173,897	$167,097

Adjusted Efficiency Ratio	60.4%	58.6%	55.7%	58.5%	57.2%

Quarterly Earnings Release Q1 2025	13

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$47,267	$61,140	$64,560	$15,888	$58,453
Net income available to common shareholders - GAAP	$43,611	$57,484	$60,904	$12,232	$54,797

Average Assets	27,504,576	28,000,482	29,703,337	24,907,376	22,381,459
Return on Assets	0.69%	0.87%	0.87%	0.26%	1.04%

Average Common Equity	$2,715,197	$2,696,093	$2,647,056	$2,338,483	$2,147,580
Return on common equity	6.42%	8.53%	9.20%	2.09%	10.21%

Adjusted:
Net Income - non-GAAP	$54,251	$58,790	$65,623	$54,757	$58,358
Net income available to common shareholders - non-GAAP	$50,595	$55,134	$61,967	$51,101	$54,702

Average Assets	27,504,576	28,000,482	29,703,337	24,907,376	22,381,459
Adjusted Return on Assets	0.79%	0.84%	0.88%	0.88%	1.04%

Average Common Equity	2,715,197	2,696,093	2,647,056	2,338,483	2,147,580
Adjusted Return on common equity	7.45%	8.18%	9.36%	8.74%	10.19%

Quarterly Earnings Release Q1 2025	14

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2024 10-K, and Quarterly Reports on Form 10-Q which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, including a "Needs to Improve" CRA rating, which may impose restrictions or penalties on the Company's activities; (ix) expectations regarding key growth initiatives and strategic priorities; (x) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xi) litigation risks resulting in significant expenses, losses and reputational damage; (xii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiii) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q1 2025	15